Popeyes Fiscal 2015 Earnings Call Additional Materials February 24, 2016 Exhibit 99.2

Forward Looking Statement Certain statements in this presentation contain “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Examples of such statements in this presentation include discussions regarding the Company’s bold goals and strategic roadmap. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: competition from other restaurant concepts and food retailers, continued disruptions in the financial markets, the loss of franchisees and other business partners, labor shortages or increased labor costs, increased costs of our principal food products, changes in consumer preferences and demographic trends, as well as concerns about health or food quality, instances of avian flu or other food-borne illnesses, general economic conditions, the loss of senior management and the inability to attract and retain additional qualified management personnel, limitations on our business under our 2016 Credit Facility, our ability to comply with the repayment requirements, covenants, tests and restrictions contained in our 2016 Credit Facility, failure of our franchisees, a decline in the number of franchised units, a decline in our ability to franchise new units, slowed expansion into new markets, unexpected and adverse fluctuations in quarterly results, increased government regulation, effects of volatile gasoline prices, supply and delivery shortages or interruptions, currency, economic and political factors that affect our international operations, inadequate protection of our intellectual property and liabilities for environmental contamination and the other risk factors detailed in the Company’s 2015 Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission. Therefore, you should not place undue reliance on any forward-looking statements.

Summary of Popeyes Results Since 2008

Global Same-Store Sales Growth Average 5.7% Same-Store Sales Growth over the last 4 years

International Same-Store Sales Growth Average 4.8% Same-Store Sales Growth over the last 4 years

Domestic Chicken-QSR Market Share Growth* * The growth rates in the graph above are according to independent data

Average Domestic Unit Volume Data in Thousands

Domestic Franchise Restaurant Profitability

Domestic Remodels as a % of the System

1,236 Total Global Openings Since 2008

Reported EPS Has More Than Doubled (3)% +22% +8% +28% +14% YOY % +19% +13%

Market Cap Has Grown Eleven Fold Data in Millions

The new, next-generation Strategic Roadmap To Guide us for the next 7 – 10 Years

Critical Enabler: ONE TECHNOLOGY SYSTEMWIDE FOOD THAT IGNITES OUR DESIRE TO SERVE Louisiana Heritage Passionate Teams Routine Excellence Bold Goals: $2.0M Domestic AUVs | $500K Domestic ROP, 25.0% Margin | 4,000 Global Restaurants Strategic Roadmap …. a Framework Pillars

Guided by our Brand Purpose & Principles